UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2014, Endurance International Group Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling stockholders named in Schedule II thereto (the “Selling Stockholders”) and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters (collectively, the “Underwriters”), relating to an underwritten public offering of 13,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company has agreed to sell an aggregate of 3,000,000 Shares, and the Selling Stockholders have agreed to sell an aggregate of 10,000,000 Shares to the Underwriters. The offering price of the Shares to the public was $14.50 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $41.3 million. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. Under the terms of the Underwriting Agreement, certain Selling Stockholders granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,950,000 shares of Common Stock from the Selling Stockholders on the same terms and conditions as the Shares.

The Shares will be issued pursuant to an effective registration statement on Form S-3, as amended, that the Company initially filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2014 (File No. 333-200018). The closing of the offering is expected to take place on November 26, 2014, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on November 21, 2014 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: November 21, 2014	By:	/s/ Tivanka Ellawala
Tivanka Ellawala
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 20, 2014, by and among Endurance International Group Holdings, Inc., the selling stockholders named on Schedule II therein, and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters

99.1	Press release issued by Endurance International Group Holdings, Inc. on November 21, 2014